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                                                                      EXHIBIT 11



                    Century Bancshares, Inc. and Subsidiary
                Statement Re: Computation of Per Share Earnings
             For the Nine Months Ended September 30, 1996 and 1995
                and Years Ended December 31, 1995, 1994 and 1993


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
                                           Nine Months Ended September 30,                Year Ended December 31,
                                           --------------------------------          -----------------------------------

                                                1996           1995                  1995           1994            1993
                                                ----           ----                  ----           ----            ----
Net earnings                                 396,321        473,903               679,598         590,904        428,978
Preferred dividends paid                          --        (36,796)              (40,184)        (36,796)      (37,401)
                                          ----------    -----------           -----------     -----------    -----------
Net earnings available
for common shareholders                      396,321        437,107               639,414         554,108        391,577
                                          ==========    ===========           ===========     ===========     ==========

Common stock shares used in
primary per share calculations:

Shares outstanding at the                  1,046,047        823,232               823,232         782,316        743,837
beginning of the period
Stock dividends:
5% dividends                                                 41,072                41,072          39,061         37,166
7% dividends                                  73,047

Issuance of common shares                                                         138,098

Stock options exercised                        7,809          7,831                 7,831           1,855          1,313

Exchange of preferred stock                                                        35,814

                                          ----------    -----------           -----------     -----------    -----------
Total common shares, outstanding at        1,126,903        872,135             1,046,047         823,232        782,316
the end of the period

Dilutive effect of stock options              51,193         47,575                51,862          32,281           --

Common and common equivalent
shares outstanding at end of period        1,178,096        919,710             1,097,909         855,513        782,316

Adjusted for subsequent stock dividends    1,178,096        984,090             1,174,763         961,169        922,105

Common equity ($000)                           6,926          5,200                 6,499           4,417          4,403

Book value per share                      $     5.88    $      5.28           $      5.53     $      4.60    $      4.77

Weighted average shares outstanding
during the period                          1,123,918        864,009               887,278         821,549        781,660

Common stock equivalents:

Dilutive effect of weighted average share
stock options using the treasury
stock method                                  50,925         43,972                45,945          32,281            --
                                          ----------    -----------           -----------     -----------    -----------
Weighted average common shares used
in earnings per share calculation          1,174,843        907,981               933,222         853,830        781,660

Adjusted for stock dividends               1,174,843        971,540               998,512         959,278        922,105

Earnings per share as originally
reported                                  $     0.34    $      0.48           $      0.69     $      0.65    $      0.50

Earnings per share adjusted for
subsequent stock dividends                $     0.34    $      0.45           $      0.64     $      0.58    $      0.42
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